Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-49944, 333-35308 and 333-81283 and Form S-8 No. 333-36020) of our report dated March 1, 2002, with respect to the consolidated financial statements of GenStar Therapeutics Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

ER	NST & YOUNG LLP

San Diego, California
March 26, 2002